UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 26, 2026

Corebridge Financial, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-41504	95-4715639
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2919 Allen Parkway, Woodson Tower, Houston, Texas	77019
(Address of Principal Executive Office)	(Zip Code)

Registrant’s Telephone number, including area code: 1-877-375-2422

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CRBG	New York Stock Exchange
6.375% Junior Subordinated Notes	CRBD	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Definitive Material Agreement.

On March 26, 2026, Corebridge Financial, Inc., a Delaware corporation (“Corebridge”), entered into an Agreement and Plan of Merger (the “Merger Agreement”), by and among Corebridge, Equitable Holdings, Inc., a Delaware corporation (“Equitable”), Mountain Holding, Inc., a newly formed Delaware corporation and wholly-owned subsidiary of Corebridge (“HoldCo”), Palisade Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of HoldCo (“Corebridge Merger Sub”), and Marcy Holding, Inc., a newly formed Delaware corporation and a wholly-owned subsidiary of HoldCo (“Equitable Merger Sub”).

Corebridge and Equitable have agreed, subject to the terms and conditions of the Merger Agreement, to effect an all-stock merger transaction to combine their respective businesses by: (a) Corebridge Merger Sub merging with and into Corebridge, with Corebridge surviving such merger as a wholly-owned subsidiary of HoldCo (the “Corebridge Merger”), (b) immediately following the consummation of the Corebridge Merger, Equitable Merger Sub merging with and into Equitable, with Equitable surviving such merger as a wholly-owned subsidiary of HoldCo (the “Equitable Merger” and, together with the Corebridge Merger, the “Mergers”), and (c) as of the closing of the Mergers (the “Closing”), changing the name of HoldCo to “Equitable Holdings, Inc.”

The Merger Agreement and the consummation of the transactions contemplated by the Merger Agreement have been unanimously approved by the boards of directors of both companies.

Merger Consideration

At the effective time of the Corebridge Merger (the “Corebridge Effective Time”), each share of (a) Corebridge common stock, par value $0.01 per share (the “Corebridge Common Stock”), issued and outstanding immediately prior to the Corebridge Effective Time (excluding any shares of Corebridge Common Stock owned by Corebridge, Equitable or any of their respective wholly-owned subsidiaries, or held in treasury by Corebridge (but not including any such shares of Corebridge Common Stock owned by a Corebridge benefit plan, held on behalf of third parties or held by a public or private fund)), will be converted into, and become exchangeable for, 1.0 shares of common stock, par value $0.01 per share, of HoldCo (the “HoldCo Common Stock”), and (b) Corebridge’s 6.875% Fixed Rate Reset Non-Cumulative Preferred Stock, Series A, par value $1.00 per share (the “Corebridge Preferred Stock”), issued and outstanding immediately prior to the Corebridge Effective Time will be converted into, and become exchangeable for, one share of a newly created series of preferred stock of HoldCo (the “Series 2 HoldCo Preferred Stock”) with substantially identical powers, preferences, privileges and rights as the Corebridge Preferred Stock.

At the effective time of the Equitable Merger (the “Equitable Effective Time” and, together with the Corebridge Effective Time, the “Effective Time”), each share of (a) Equitable common stock, par value $0.01 per share (the “Equitable Common Stock”), issued and outstanding immediately prior to the Equitable Effective Time (excluding (i) shares of Equitable Common Stock owned by Equitable, Corebridge or any of their respective wholly-owned subsidiaries, or held in treasury by Equitable (but not including any such shares of Equitable Common Stock owned by a Equitable benefit plan, held on behalf of third parties or held by a public or private fund), and (ii) outstanding performance share units granted under any Equitable stock plan) will be converted into, and become exchangeable for, 1.55516 shares of HoldCo Common Stock, and (b) (i) Equitable’s Series A Fixed Rate Noncumulative Perpetual Preferred Stock, par value $1.00 per share (the “Equitable Series A Preferred Stock”), issued and outstanding immediately prior to the Equitable Effective Time will be converted into, and become exchangeable for, one share of a newly created series of preferred stock of HoldCo (the “Series 1-A HoldCo Preferred Stock”) with substantially identical powers, preferences, privileges and rights as the Equitable Series A Preferred Stock, and (ii) Equitable’s Series C Fixed Rate Noncumulative Perpetual Preferred Stock, par value $1.00 per share (the “Equitable Series C Preferred Stock”), issued and outstanding immediately prior to the Equitable Effective Time will be converted into, and become exchangeable for one share of a newly created series of preferred stock of HoldCo (the “Series 1-C HoldCo Preferred Stock”) with substantially identical powers, preferences, privileges and rights as the Equitable Series C Preferred Stock.

Upon Closing, current Corebridge stockholders will own approximately 51% of HoldCo, and current Equitable stockholders will own approximately 49% of HoldCo.

Treatment of Equity Awards

The Merger Agreement provides that, (a) at the Corebridge Effective Time, the Corebridge equity awards will automatically convert into equity awards with respect to shares of HoldCo Common Stock, on the same terms and conditions as under the applicable plans and award agreements immediately prior to the Corebridge Effective Time and after giving effect to the exchange ratio and appropriate adjustments to reflect the consummation of the Mergers, except that for performance-based Corebridge awards, the number of shares of HoldCo Common Stock underlying such award will be based on the greater of target and actual levels of performance and will vest solely based on continued service through the third anniversary of the applicable grant date, and (b) at the Equitable Effective Time, the Equitable equity awards will automatically convert into equity awards with respect to shares of HoldCo Common Stock, on the same terms and conditions as under the applicable plans and award agreements immediately prior to the Equitable Effective Time and after giving effect to the exchange ratio and appropriate adjustments to reflect the consummation of the Mergers, except that for performance-based Equitable awards, the number of shares of HoldCo Common Stock underlying such award will be based on the greater of target and actual levels of performance and will vest solely based on continued service through the third anniversary of the applicable grant date.

Registration and Listing of HoldCo Common Stock and HoldCo Preferred Stock

Corebridge and Equitable will prepare and cause HoldCo to file with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 (as amended or supplemented from time to time, the “Registration Statement”), which will include a joint proxy statement relating to the Corebridge stockholders meeting and the Equitable stockholders meeting (as amended or supplemented from time to time, the “Proxy/Prospectus”). Corebridge and Equitable have agreed to use reasonable best efforts to have the Registration Statement declared effective as promptly as reasonably practicable after filing.

After the Closing, shares of HoldCo Common Stock, Series 1-A HoldCo Preferred Stock, Series 1-C HoldCo Preferred Stock and Series 2 HoldCo Preferred Stock will be listed on the New York Stock Exchange (“NYSE”).

Representations and Warranties; Covenants

The Merger Agreement contains customary representations and warranties made by each of Corebridge and Equitable, and also contains customary pre-Closing covenants on behalf of Corebridge and Equitable, respectively, including covenants, among others, (a) for each to conduct its and its subsidiaries’ businesses in all material respects in the ordinary course of business and to refrain from taking certain actions unless expressly contemplated by the Merger Agreement, required by a governmental entity or applicable law, or pre-approved in writing by the other party, (b) that neither party will initiate, solicit, propose, knowingly encourage or knowingly take any action designed to facilitate, and, subject to certain exceptions for unsolicited written third-party acquisition proposals, participate in any discussions or negotiations, or cooperate in any way with respect to, any inquiries or the making of, any proposal of an alternative transaction, (c) subject to certain exceptions, not to withhold, withdraw, qualify or modify the support of the board of directors of Corebridge (the “Corebridge Board”) or the board of directors of Equitable (the “Equitable Board”), as applicable, for the Merger Agreement and the Corebridge Merger or Equitable Merger, as applicable, and (d) to use its respective reasonable best efforts to obtain regulatory and governmental approvals (provided that such “reasonable best efforts” will not be deemed to require either party to agree to any regulatory remedy that would, after giving effect to the Mergers and to any reasonably expected proceeds from effecting any regulatory remedy, result in, or reasonably be expected to result in, an effect that, individually or in the aggregate, has a material adverse effect on the business, assets, condition (financial or otherwise) or results of operations of HoldCo and its subsidiaries, taken as a whole (for purposes of determining the foregoing, the business, assets, condition (financial or otherwise) or results of operations of HoldCo and its subsidiaries, taken as a whole, will be deemed to be of the same scale as those of Corebridge and its subsidiaries, taken as a whole)). In addition, the Merger Agreement contains covenants that require each of Corebridge and Equitable to call and hold a special stockholder meeting (even if the Corebridge Board or Equitable Board has changed its recommendation that its stockholders approve the Merger Agreement and the applicable merger) and, subject to certain exceptions, require each of the Corebridge Board and Equitable Board to recommend to the Corebridge stockholders or the Equitable stockholders, as applicable, to approve the applicable merger and approve the Merger Agreement at such special stockholder meeting.

Termination; Termination Fees

The Merger Agreement contains certain termination rights for each of Corebridge and Equitable, including in the event that (a) the Mergers are not consummated on or before 5:00 p.m. (Eastern Time) on December 26, 2026 (the “Outside Date”), subject to two automatic three-month extensions of the termination date of the Merger Agreement in the event that the Corebridge Effective Time has not occurred, and the sole reason for this non-occurrence being that the regulatory Closing conditions have not been satisfied, (b) the approval of the Mergers and the Merger Agreement by the stockholders of Corebridge or the stockholders of Equitable is not obtained at the respective stockholder meetings or (c) if any restraint having the effect of permanently prohibiting the consummation of the Mergers will have become final and non-appealable. In addition, the Merger Agreement may be terminated and the Mergers may be abandoned at any time prior to the Corebridge Effective Time by action of the Corebridge Board if (x) the Equitable Board changes its recommendation that Equitable stockholders approve the Equitable Merger and the Merger Agreement, or (y) if at any time prior to the Corebridge Effective Time, there has been a breach by Equitable of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that the Closing conditions relating to the bring-down of such representations and warranties or the performance of such covenants and agreements would not be satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of written notice thereof by Corebridge to Equitable or (ii) three business days prior to the Outside Date).

Similarly, the Merger Agreement may be terminated and the Mergers may be abandoned at any time prior to the Corebridge Effective Time by action of the Equitable Board if (a) the Corebridge Board changes its recommendation that Corebridge stockholders approve the Corebridge Merger and the Merger Agreement, or (b) if at any time prior to the Corebridge Effective Time, there has been a breach by Corebridge of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that the Closing conditions relating to the bring-down of such representations and warranties or the performance of such covenants and agreements would not be satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (i) 30 days after the giving of written notice thereof by Equitable to Corebridge or (ii) three business days prior to the Outside Date).

The Merger Agreement provides for the payment by Corebridge to Equitable of a termination fee of $475,000,000 if: (a) the Merger Agreement is terminated by either party due to (i) the failure to consummate the Mergers by the Outside Date, (ii) the failure to obtain the requisite Corebridge stockholder approval, or (iii) a breach by Corebridge of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that the Closing conditions relating to the bring-down of such representations and warranties or the performance of such covenants and agreements would not be satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (A) 30 days after the giving of written notice thereof by Equitable to Corebridge or (B) three business days prior to the Outside Date), and, in each case of clauses (i) through (iii), prior to such termination or the date of the Corebridge stockholder meeting (as applicable), a bona fide acquisition proposal with respect to Corebridge has been made or announced by a third party and not withdrawn, and within twelve months after such termination of the Merger Agreement, Corebridge enters into or consummates a definitive agreement in respect of any acquisition proposal with respect to Corebridge; (b) the Merger Agreement is terminated by Equitable following the Corebridge Board changing its recommendation that its stockholders approve the Corebridge Merger and the Merger Agreement; or (c) the Merger Agreement is terminated by either party due to the failure to obtain the requisite Corebridge stockholder approval, and at the time of such termination, Equitable had the right to terminate due to the Corebridge Board changing its recommendation that its stockholders approve the Corebridge Merger and the Merger Agreement.

Similarly, Equitable must pay a termination fee of $475,000,000 to Corebridge if: (a) the Merger Agreement is terminated by either party due to (i) the failure to consummate the Mergers by the Outside Date, (ii) the failure to obtain the requisite Equitable stockholder approval, or (iii) a breach by Equitable of any of its representations, warranties, covenants or agreements set forth in the Merger Agreement such that the Closing conditions relating to the bring-down of such representations and warranties or the performance of such covenants and agreements would not be satisfied (and such breach is not curable prior to the Outside Date, or if curable prior to the Outside Date, has not been cured within the earlier of (A) 30 days after the giving of written notice thereof by Corebridge to Equitable or (B) three business days prior to the Outside Date), and, in each case of clauses (i) through (iii), prior to such termination or the date of the Equitable stockholder meeting (as applicable), a bona fide acquisition proposal with respect to Equitable has been made or announced by a third party and not withdrawn, and within twelve months after such termination of the Merger Agreement, Equitable enters into or consummates a definitive agreement in respect of any acquisition proposal with respect to Equitable; (b) the Merger Agreement is terminated by Corebridge following the Equitable Board changing its recommendation that its stockholders approve the Equitable Merger and the Merger Agreement; or (c) the Merger Agreement is terminated by either party due to the failure to obtain the requisite Equitable stockholder approval, and at the time of such termination, Corebridge had the right to terminate due to the Equitable Board changing its recommendation that its stockholders approve the Equitable Merger and the Merger Agreement.

Conditions to the Mergers

The completion of the Mergers is subject to the satisfaction or waiver of certain conditions, including: (a) the approval of the Merger Agreement and the Corebridge Merger by the affirmative vote of the holders of a majority of the outstanding shares of Corebridge Common Stock entitled to vote thereon at the Corebridge stockholder meeting; (b) the approval of the Merger Agreement and the Equitable Merger by the affirmative vote of the holders of a majority of the outstanding shares of Equitable Common Stock entitled to vote thereon at the Equitable stockholder meeting; (c) the approval for listing on the NYSE, subject to official notice of issuance, of shares of HoldCo Common Stock, Series 1-A HoldCo Preferred Stock, Series 1-C HoldCo Preferred Stock and Series 2 HoldCo Preferred Stock issuable in accordance with the Merger Agreement; (d) the receipt of requisite regulatory approvals, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, approvals from insurance regulators in Arizona, Colorado, Missouri, New York and Texas, and approvals of certain other domestic and foreign regulators; (e) the absence of governmental restraints or prohibitions preventing the consummation of either of the Mergers; (f) the effectiveness of the Registration Statement and absence of any stop order or proceeding by the SEC suspending such effectiveness, unless subsequently withdrawn; (g) the receipt by each party of a tax opinion, in form and substance reasonably satisfactory to such party, providing that the Mergers, taken together, will qualify as a transaction described in Section 351 of the Code; and (h) the consent of Equitable clients representing 75% of Equitable’s annualized investment advisory, investment management, advisory and other similar recurring fees to the Mergers in accordance with applicable laws. The obligation of each of Corebridge and Equitable to consummate the Mergers is also conditioned on, among other things, (x) the truth and correctness of the representations and warranties made by the other party as of the Closing date (subject to certain “materiality” and “material adverse effect” qualifiers), (y) each of Corebridge, Equitable, HoldCo, Corebridge Merger Sub and Equitable Merger Sub having performed or complied in all material respects with the obligations required to be performed or complied with by it under the Merger Agreement at or prior to the Closing and (z) no “material adverse effect” having occurred with respect to either Corebridge or Equitable that is continuing.

Other Terms of the Merger Agreement

No appraisal rights will be available to the holders of Corebridge Common Stock or Equitable Common Stock in connection with the Mergers. Ordinary course dividends in the amounts of (a) $0.25 per share of Corebridge Common Stock per quarter, (b) $34.37500 per share of Corebridge Preferred Stock, payable on June 1 and December 1 of each calendar year (provided that, solely with respect to June 1, 2026, the dividend payable to holders of Celeste Preferred Stock will include an additional amount to account for the initial accrual period), (c) no more than $0.30 per share of Equitable Common Stock per quarter, (d) $328.125 per share of Equitable Series A Preferred Stock per quarter, and (e) $268.750 per share of Equitable Series C Preferred Stock per quarter, will continue through the Closing; provided that the parties will coordinate dividend declarations and payment dates to ensure that neither party’s stockholders will receive a windfall dividend or double dividend, subject to legal requirements and board approvals. The Merger Agreement will be interpreted, construed and governed by and in accordance with the laws of the State of Delaware without regard to the conflict of law principles thereof (or any other jurisdiction) to the extent that such principles would result in the application of the law of another jurisdiction. Any action or proceeding by any party to the Merger Agreement in respect of any claim arising under or relating to the Merger Agreement or the Mergers will be brought exclusively in the Court of Chancery for the State of Delaware in and for New Castle County, Delaware (or, in the event that such court does not have subject matter jurisdiction over such action or proceeding, the United States District Court for the District of Delaware).

Governance and Headquarters

HoldCo will have a board of directors (the “HoldCo Board”) immediately following the Effective Time consisting of (a) seven directors designated by Corebridge, who as of immediately prior to the Closing were directors of Corebridge, which will include Mr. Marc Costantini, the current President and Chief Executive Officer of Corebridge (the “Current Corebridge CEO”) and Mr. Alan Colberg, the current Chair of the Corebridge Board (the “Current Corebridge Chair”), and (b) seven directors designated by Equitable, who as of immediately prior to the Closing were directors of Equitable, which will include Mr. Mark Pearson, the current President and Chief Executive Officer of Equitable (the “Current Equitable CEO”) and Ms. Joan Lamm-Tennant, the current Chair of the Equitable Board.

Effective as of the Closing, (a) the Current Equitable CEO will be appointed to serve as Executive Chair of the HoldCo Board, (b) the Current Corebridge CEO will be appointed to serve as the President and Chief Executive Officer of HoldCo, and (c) the Current Corebridge Chair will be appointed to serve as the Lead Independent Director of the HoldCo Board.

The Merger Agreement also provides for the establishment of an executive committee, an integration steering committee and other standing committees of the HoldCo Board, each with designees from both Corebridge and Equitable.

The headquarters of HoldCo will be located in Houston, Texas.

The foregoing description of the Merger Agreement is qualified in its entirety by the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and incorporated herein by reference. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about Corebridge or Equitable. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure letters provided by each of Corebridge and Equitable in connection with the signing of the Merger Agreement. These confidential disclosure letters contain information that modifies, qualifies and creates exceptions to the representations and warranties and certain covenants set forth in the Merger Agreement. Moreover, certain representations and warranties in the Merger Agreement were used for the purpose of allocating risk between Corebridge and Equitable rather than establishing matters as facts and were made only as of the date of the Merger Agreement (or such other date or dates as may be specified in the Merger Agreement). Accordingly, the representations and warranties in the Merger Agreement should not be relied upon as characterizations of the actual state of facts about Corebridge and Equitable.

Item 8.01	Other Events.

On March 26, 2026, Corebridge and Equitable jointly issued a press release in connection with the Mergers. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

In addition, on March 26, 2026, Corebridge and Equitable held a conference call and made a joint presentation to investors to discuss the transaction. A copy of the investor presentation is attached hereto as Exhibit 99.2 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of March 26, 2026, by and among Equitable Holdings, Inc., Corebridge Financial, Inc., Mountain Holding, Inc., Marcy Holding, Inc. and Palisade Holding, Inc.*

99.1	Press Release, dated March 26, 2026, jointly issued by Corebridge Financial, Inc. and Equitable Holdings, Inc.

99.2	Investor Presentation, dated March 26, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*
The schedules and exhibits have been omitted pursuant to Item 601(a)(5) or Item 601(b)(2) of Regulation S-K. Corebridge agrees to furnish supplementally a copy of such schedules and exhibits, or any section thereof, to the SEC upon request; provided, however, that Corebridge may request confidential treatment pursuant to Rule 24b-2 under the Exchange Act for any exhibits or schedules so furnished.

Cautionary Statement Regarding Forward-Looking Information

This Current Report on Form 8-K includes statements, which, to the extent they are not statements of historical or present fact, constitute “forward looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements, and any related oral statements, can be identified by the use of terms such as “believes,” “expects,” “may,” “will,” “shall,” “should,” “would,” “could,” “seeks,” “aims,” “projects,” “forecasts,” “intends,” “targets,” “plans,” “estimates,” “anticipates,” “goals,” “guidance,” “formidable,” “preliminary,” “objective,” “continue,” “drive,” “improve,” “superior,” “robust,” “positioned,” “resilient,” “vision,” “potential,” “immediate,” and similar expressions or the negative of those expressions or verbs. We caution you that forward-looking statements are not guarantees of future performance or outcomes. Forward-looking statements are not historical facts but instead represent only our beliefs regarding future events, which may by their nature be inherently uncertain, and some of which may be outside our control. These statements include, but are not limited to, statements about the expected timing and completion of the proposed transaction between Corebridge and Equitable (the “Proposed Transaction”), the anticipated benefits of the Proposed Transaction, including estimated synergies and projected cost savings, and plans and expectations for Corebridge, Equitable or their new parent company after completion of the Proposed Transaction.

Such forward-looking statements are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, level of activity, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors include, among others, the ability to complete the Proposed Transaction on the timeframe or on the terms currently anticipated or at all, including due to a failure to obtain requisite stockholder, stock exchange, regulatory, governmental or other approvals; risks related to difficulties, inabilities or delays in integrating the parties’ businesses; the ability to realize the anticipated benefits of the Proposed Transaction, including estimated run-rate expense synergies and projected cost savings at the times, and to the extent, anticipated, as well as expected operating earning and cashflow generation; the occurrence of any event, change or other circumstance that could give rise to the right of either or both parties to terminate the merger agreement; the potential impact of the announcement or consummation of the Proposed Transaction on Corebridge or Equitable’s stock price and on their respective business, contractual and operational relationships (including with regulatory bodies, employees, suppliers, clients and competitors); risks related to business disruptions from the Proposed Transaction that may harm the business or current plans and operations of either or both parties, including diversion of management time from ongoing business operations; the risk that the Proposed Transaction and its announcement could have an adverse effect on the ability of either or both parties to hire and retain key personnel; the parties’ ability to raise debt on favorable terms or at all; the outcome of any legal proceedings that may be instituted against Corebridge, Equitable, their new parent company or their respective directors; restrictions on the conduct of Corebridge and Equitable’s respective businesses prior to Closing and on each their ability to pursue alternatives to the Proposed Transaction; the possibility that the Proposed Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events, or unforeseen or unknown liabilities; the deterioration of economic conditions; geopolitical tensions; the potential impact of a downgrade in Corebridge or Equitable’s Insurer Financial Strength ratings or credit ratings or of the new parent company of Corebridge and Equitable following completion of the Proposed Transaction; other factors that may affect future results of Corebridge and Equitable; and management’s response to any of the aforementioned factors.

The foregoing list of factors is not exhaustive. You should carefully consider these factors and the other risks and uncertainties described in the “Risk Factors” section of the new parent company’s Registration Statement on Form S-4 discussed below and other documents filed or furnished by Corebridge and Equitable from time to time with the SEC, including their Annual Reports on Form 10-K for the year ended December 31, 2025. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. If any of these risks materialize or our assumptions prove incorrect, actual events and results could differ materially from those contained in the forward-looking statements. There may be additional risks that neither Corebridge nor Equitable presently know or that Corebridge and Equitable currently believe are immaterial that could also cause actual events and results to differ materially from those contained in the forward-looking statements. In addition, forward-looking statements reflect Corebridge and Equitable’s expectations, plans or forecasts of future events and views as of the date of this Current Report on Form 8-K. Corebridge and Equitable anticipate that subsequent events and developments will cause Corebridge and Equitable’s assessments to change. While Corebridge and Equitable may elect to update these forward-looking statements at some point in the future, Corebridge and Equitable specifically disclaim any obligation to do so, unless required by applicable law. Neither Corebridge nor Equitable gives any assurance that Corebridge, Equitable or their new parent company will achieve the results or other matters set forth in the forward-looking statements.

No Offer or Solicitation

This Current Report on Form 8-K is not intended to and shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended (the “Securities Act”), or in a transaction exempt from the registration requirements of the Securities Act.

Important Information and Where to Find It

This Current Report on Form 8-K relates to the Proposed Transaction that may become the subject of a Registration Statement on Form S-4 to be filed by the new parent company with the SEC. The Registration Statement will include a joint proxy statement of Corebridge and Equitable that will also constitute a prospectus of the new parent company. After the Registration Statement has been declared effective, the definitive joint proxy statement/prospectus will be mailed to the stockholders of each of Corebridge and Equitable. This Current Report on Form 8-K is not a substitute for the Registration Statement that the new parent company intends to file with the SEC or any other documents that may be sent to Corebridge’s stockholders or Equitable’s stockholders in connection with the Proposed Transaction.

INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE JOINT PROXY STATEMENT/PROSPECTUS WHEN THEY BECOME AVAILABLE, AS WELL AS ANY OTHER RELEVANT DOCUMENTS FILED WITH, OR FURNISHED TO, THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE INTO THE JOINT PROXY STATEMENT/PROSPECTUS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION REGARDING COREBRIDGE, EQUITABLE, THEIR NEW PARENT COMPANY, THE PROPOSED TRANSACTION AND RELATED MATTERS.

Investors and security holders may obtain free copies of these documents and other documents filed with the SEC by Corebridge or Equitable through the website maintained by the SEC at http://www.sec.gov or from Corebridge at its website, https://www.corebridgefinancial.com, or from Equitable at its website, https://equitableholdings.com (information included on or accessible through either of Corebridge or Equitable’s website is not incorporated by reference into this Current Report on Form 8-K).

Participants in the Solicitation

Corebridge and Equitable and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from Corebridge’s stockholders or Equitable’s stockholders in connection with the Proposed Transaction under the rules of the SEC. Information about the directors and executive officers of Corebridge, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Corebridge’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 16, 2025, including under the headings “Compensation Discussion and Analysis,” “Compensation Tables” and “Security Ownership of 5% Beneficial Owners, Directors and Executive Officers.” To the extent holdings of Corebridge’s common stock by the directors and executive officers of Corebridge have changed or do change from the amounts of Corebridge’s common stock held by such persons as reflected therein, such changes have been or will be reflected on Initial Statements of Beneficial Ownership of Securities on Form 3 (“Form 3”), Statements of Changes in Beneficial Ownership on Form 4 (“Form 4”) or Annual Statements of Changes in Beneficial Ownership of Securities on Form 5 (“Form 5”), in each case filed with the SEC. Information about the directors and executive officers of Equitable, including a description of their direct or indirect interests, by security holdings or otherwise, is set forth in Equitable’s definitive proxy statement for its 2025 Annual Meeting of Stockholders, which was filed with the SEC on April 4, 2025, including under the headings “Executive Compensation” and “Certain Relationships and Related Person Transactions.” To the extent holdings of Equitable’s common stock by the directors and executive officers of Equitable have changed or do change from the amounts of Equitable’s common stock held by such persons as reflected therein, such changes have been or will be reflected on Forms 3, Forms 4 or Forms 5, in each case filed with the SEC. Other information regarding persons who may, under the rules of the SEC, be deemed participants in the proxy solicitation of Corebridge or Equitable’s stockholders in connection with the Proposed Transaction and a description of their direct and indirect interests, by security holdings or otherwise, will be included in the Registration Statement. You may obtain free copies of these documents at the SEC’s website at www.sec.gov. Copies of documents filed with the SEC by Corebridge or Equitable will also be available free of charge from Corebridge or Equitable using the contact information above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Corebridge Financial, Inc.

	By:	/s/ Elias Habayeb
		Name:	Elias Habayeb
		Title:	Executive Vice President and Chief
Financial Officer
Date: March 26, 2026